10(c)

ALLONGE
(Firmly affix to original Note)

THIS ALLONGE ("Agreement") is made as of February 23, 2007, by and between DURAVEST, INC., Illinois corporation ("Borrower") and ABSOLUTE OCTANE FUND LIMITED ("Holder").

RECITALS

The Borrower executed and delivered to the order of tile Holder its Convertible Secured Promissory Note, dated as of January 17,2006 (ANote"), in the original principal amount of $714,233.00, to evidence certain indebtedness extended by the Holder to the Borrower (ALoan®).

The Borrower has requested that the Holder modify the terms of the Note in certain respects. The Holder has agreed to the Borrower=s request, but only upon the terms and conditions provided in this Agreement.

NOW THEREFORE, in consideration of these premises, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.             Amendments To Note. The provisions of the Note are hereby amended and modified as follows:

a.     The definition of "Maturity Date" is amended and modified by striking the following sentence from page 1 of the Note:

The Principal of the Note shall be due and payable, together with any then unpaid interest on January 17, 2007 (the "Maturity Date").

b.     The following sentence shall be inserted in its place:

The Principal of the Note shall be due and payable, together with any then unpaid interest on the 31st day of January 2007 (the "Maturity Date").

c.      The following sentences shall be inserted at the end of the last sentence in subparagraph (a) of the Note:

To the extent the Company's Amended and Restated Articles of Incorporation ("Charter") do not have a sufficient number of shares of Common Stock authorized to satisfy a conversion notice, the Company will issue and deliver to Holder the maximum number of shares of Common Stock that it is authorized to deliver under its Charter. The Company will use its best efforts to amend the Charter to authorize a sufficient number of shares of Common Stock to satisfy the full conversion and shall promptly issue and deliver such shares to Holder upon the effective date of such amendment

2.             Warranties and Representations. As an inducement to the Holder to enter into this Agreement, the Borrower makes the following representations and warranties to the Holder and acknowledges the Holder=s justifiable reliance thereon:

a.             All warranties and representations previously made to the Holder by the Borrower remain true; accurate and complete.

b.             This Agreement and the Note, as modified and amended in accordance herewith, are the valid and binding obligations of the Borrower and are fully enforceable in accordance with their terms.

3.             No Novation: No Refinance; No Adverse Affect On Liens. The parties hereto do not intend that a novation of the Loan or the Note shall be created or effected by or as a result of the amending of the Note as described herein. The parties hereto do not intend that the execution of this Agreement or the amendments to the Note as described herein shall: (a) constitute a refinance of the Loan; or (b) affect the validity or priority of any of the liens or security interests imposed by or granted in the Note.

4.             Incorporation. The terms and conditions of the Note are incorporated by reference herein and made a part hereof, as if fully set forth herein. In the event of any inconsistency between this Agreement and the Note, such inconsistency shall be construed, interpreted and resolved so as to benefit the Holder, independent of whether this Agreement or the Note controls, and the Holder=s election of which interpretation or construction is for the Holder=s benefit shall absolutely govern.

5.             No Other Modification; Final Agreement. Except as set forth in this Agreement, the Note remains unmodified and in full force and effect. Nothing contained herein shall be deemed to affect the priority or enforceability of the Note.

6.             Fees And Expenses. The Borrower shall pay on the date of this Agreement reasonable costs in connection with this Agreement, including but not limited to reasonable attorneys= fees.
7.    Binding Effect. This Agreement shall inure to the benefit of the parties hereto, and shall be binding upon their successors, personal representatives and assigns.

8.    Choice of Law. The laws of the State of Illinois (excluding, however, conflict of law principles) shall govern and be applied to determine all issues relating to this Agreement and the rights and obligations of the parties hereto, including the validity, construction, interpretation, and enforceability of this Agreement and its various provisions and the consequences and legal effect of all transactions and events which resulted in the execution of this Agreement or which occurred or were to occur as a direct or indirect result of this Agreement having been executed.

9.             Consent To Jurisdiction; Agreement As To Venue. The Borrower irrevocably consent to the non-exclusive jurisdiction of the state or federal courts of the State of Illinois or the State of New York.
10.    Tense, Gender, Defined Terms, Captions. As used Herein, the plural shall refer to and include the singular, and the singular, the plural and the Use of any gender shall include and refer to any other gender. All defined terms are completely capitalized throughout this Agreement. All captions are for the purpose of convenience only.

11.           Time. Time is of the essence with respect to this Agreement and alt terms and conditions described herein.

12.           No Defenses Or Offsets; Release Of Any Claims. In consideration For the agreement of the Holder to extend the maturity of the Loan as provided for herein, the Borrower hereby acknowledges and agrees that it hereby forever waives and releases any and all defenses or offsets, known or unknown to the Borrower, which might restrict the immediate right of the Holder, upon the occurrence of an event of default Under the Note, to do the following: (a) require the payment in full of the Loan; and (b) initiate enforcement and collection proceedings against the Borrower or against any collateral securing the obligations of the Borrower to the Holder. The Borrower hereby releases, waives, discharges and agrees to hold the Holder and its officers, directors, agents and employees harmless from arty and all claims, known or unknown, which the Borrower might have against the Holder or its officers, directors, agents or employees which in any way relate, pertain, or arise, directly or indirectly, from the Loan, the Note, this Agreement, or which otherwise relate or pertain to the collateral securing the obligations of the Borrower due to the Holder or the transactions described in this Agreement or the conduct of the parties with respect thereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written. This Agreement may be executed in counterparts.

WITNESS/ATTEST:	BORROWER:
	/s/ Hendrik Hammje	(SEAL)
Name: Hendrik Hammje
Title: CEO

HOLDER:
/s/ Florian Homm	(SEAL)
Name: Florian Homm
Title: Principal